UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Atara Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Conejo Spectrum Street, Suite 200
Thousand Oaks, California	91320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 1, 2023, Atara Biotherapeutics, Inc. (the “Company”) entered into a sales agreement (the “2023 ATM Facility”) with Cowen and Company, LLC (“TD Cowen”) under which the Company may offer and sell, from time to time at the Company’s sole discretion, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100.0 million through TD Cowen, as sales agent (the “ATM Offering”).

TD Cowen may sell the Common Stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Global Select Market or any other trading market for the Common Stock. TD Cowen will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay TD Cowen a commission of up to 3.0% of the gross sales proceeds of any Common Stock sold through TD Cowen under the 2023 ATM Facility and has provided TD Cowen with customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the 2023 ATM Facility. The offering of shares of Common Stock pursuant to the 2023 ATM Facility will terminate upon the earlier of (i) the sale of all Common Stock subject to the 2023 ATM Facility or (ii) termination of the 2023 ATM Facility in accordance with its terms.

The foregoing description of the 2023 ATM Facility is qualified in its entirety by reference to the 2023 ATM Facility, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The shares of Common Stock being offered pursuant to the 2023 ATM Facility will be offered and sold pursuant to a shelf registration statement on Form S-3 (the “2023 Registration Statement”) that the Company intends to file with the Securities and Exchange Commission and a prospectus relating to the ATM Offering which will be included in the 2023 Registration Statement. In accordance with the 2023 ATM Facility, upon the effectiveness of the 2023 Registration Statement, the Company’s existing sales agreement, dated November 26, 2021, with TD Cowen will terminate and no additional shares of Common Stock will occur thereunder. No securities of the Company, including any shares of Common Stock, may be sold under the 2023 ATM Facility and no offers to buy such securities may be accepted prior to the time the 2023 Registration Statement becomes effective.

The legal opinion of Sidley Austin LLP relating to the shares of Common Stock being offered pursuant to the 2023 ATM Facility will be filed as Exhibit 5.1 to the 2023 Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated November 1, 2023, by and between Atara Biotherapeutics, Inc. and Cowen and Company, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date: November 1, 2023	By:	/s/ Eric Hyllengren
Eric Hyllengren
Chief Financial Officer